ADDENDUM TO ETA
AS OF JUNE 13th 2011
转股协议补充协议
2011年6月13日

Party A: SunSi Energies Hong Kong Limited
甲方：SunSi Energies Hong Kong Limited

Party B: Liu Dongqiang
乙方：刘东强

JV Company: Wendeng He Xie Silicon Co., Ltd.
合资公司：文登市和谐硅业有限公司

本补充协议涉及的是刘东强先生，一位中华人民共和国籍公民（乙方），与SunSi Energies Hong Kong Limited，一家根据香港法律组建的公司（甲方），于2010年11月22日签署的股权转让协议（转股协议）以及双方于2010年12月15日签署的一份补充协议。本补充协议中使用的但未另行定义的每个术语应具有转股协议中赋予该等术语的含义。

Reference is made to that certain Equity Transfer Agreement, dated as of November 22, 2010 (the ETA), between Mr. Liu Dongqiang, a citizen of the People’s Republic of China (Party B) and SunSi Energies Hong Kong Limited, a company organized under the laws of Hong Kong (Party A) and an additional agreement between the parties dated December 15th 2010. Capitalized terms used but not otherwise defined herein shall have the respective meaning assigned to such terms in the ETA.

双方特此同意如下：

IT IS HEREBY AGREED as follows:

1.
The agreement between the parties dated December 15th 2010 provided at paragraph 3 that Party A was to buy-back from Party B 1,349,628 shares of SunSi Energies Inc. that was issued as part of purchase price for a value of RMB 18,000,000.

双方于2010年12月15日签署的协议第3条规定甲方将从乙方处回购作为转让对价的一部份的价值为人民币18,000,000元的1,349,628 股SunSi Energies Inc.的股票。

2.
The parties confirm and agree by the present that Party A (or its affiliate) will not buy-back the above mentioned shares from Party B and Party B confirms that the purchase price for the ETA is now fully paid.

双方在此确认并同意甲方（或者其关联公司）将不会从乙方处回购上述股票，并且乙方确认转股协议的转让对价于今已完全支付完毕。

本补充协议双方已于文首注明日期正式签署与交付本补充协议，以昭信守。
IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this addendum as of the date first above written.

SunSi Energies Hong Kong Limited

由：
By:	/s/ Richard ST Julien
姓名：
Name: Richard ST Julien
职务：
Title: President

刘东强
Liu Dongqiang

由
By:	/s/ Liu Dongqiang

Wendeng He Xie Silicon Co., Ltd. (JV Company)
文登市和谐硅业有限公司（合资公司）

By:	/s/ Richard ST Julien
姓名：
Name: Richard ST Julien
职务：
Title: President